EXHIBIT 10.2

WAIVER AND AGREEMENT

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN

OF US$52,305,238.13

dated June 10, 2015,

DRY BULK AMERICAS LTD.
and
DRY BULK AUSTRALIA LTD.
as Joint and Several Borrowers,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

ING BANK N.V., LONDON BRANCH
as Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

Dated as of September 30, 2015

WAIVER AND AGREEMENT

THIS WAIVER AND AGREEMENT (this "Waiver and Agreement") is dated as of September 30, 2015, by and among (1) DRY BULK AMERICAS LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Americas") and DRY BULK AUSTRALIA LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Australia"), as joint and several borrowers (the "Borrowers" and each a "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender"), and (4) ING BANK N.V., London branch, as facility agent (in such capacity including any successor thereto, the "Facility Agent"), as security trustee for the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Term Loan Facility Agreement dated as of June 10, 2015, entered into by and among the Borrowers, the Guarantor, the Lenders and the Agents, (as amended, supplemented or otherwise modified from time to time, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has requested that the Lenders waive application of certain financial covenants contained in Sections 9.3(b) and (e) of the Facility Agreement;

WHEREAS, the Lenders are willing to waive application of such financial covenants upon the terms and subject to the conditions contained in this Waiver and Agreement;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions. Unless otherwise defined herein, words and expressions defined in the Facility Agreement have the same meanings when used herein.

2. Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Facility Agreement and the Note (updated mutatis mutandis),

3. No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Facility Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5. Waiver. Subject to the Security Parties' continued compliance with the provisions contained herein and in the Facility Agreement and upon the condition that no creditor under any debt facility, which the Guarantor or any of its Subsidiaries are party to (collectively, "Other ISH Debt Facilities"), has taken any enforcement action, the Creditors hereby agree to waive application of Sections 9.3(b) and (e) until October 23, 2015 (or such earlier date when the financial covenants under the Other ISH Debt Facilities are tested again or the waiver under any of the Other ISH Debt Facilities is rescinded, has expired or otherwise not in force and effect) (the "Waiver Expiration Date"). For the avoidance of doubt, the waiver granted herein shall be rescinded, and application of the aforementioned provisions of the Facility Agreement shall be reinstated, if any of the conditions to the waiver is breached. The Security Parties hereby agree and acknowledge that all financial covenants, including those set forth in Section 9.3(b) and (e), shall be tested on the Waiver Expiration Date in the absence of any further waiver or amendment to the Facility Agreement.

6. Further Covenants.

(a)The Security Parties shall ensure that:

(i) Bali Sea and Banda Sea. In respect of the vessels BANDA SEA and the BALI SEA, they shall cause Gulf South Shipping Pte. Ltd. to execute and deliver, and make appropriate arrangements to effect the necessary or desirable filings for, (i) a Singapore law-governed statutory mortgage, (ii) a guarantee guaranteeing the obligations of the Borrowers under the Facility Agreement, (iii) an insurances assignment, (iv) a deed of covenants, (v) an insurance report, (vi) legal opinions reasonably requested by the Facility Agent and (vii) any other document or instrument reasonably requested by the Facility Agent, each in form and substance reasonably satisfactory to the Facility Agent as promptly as practicable but in any event by October 5, 2015 (which time period may be extended in the sole discretion of the Facility Agent);

(ii) Other Credit Enhancement. In the event that any of the lenders under any of the Other ISH Debt Facilities receives credit enhancement (in the form of additional collateral, prepayment, additional (or more restrictive) covenants or otherwise), the Security Parties shall promptly notify the Facility Agent of their intention to do so and such benefit shall be shared with the Lenders pro rata to the amount of the obligations owed or by effecting further amendments to the Facility Agreement, as the case may be;

(iii) Vessel Valuations.Without prejudice to the Facility Agent's right to request valuations under Section 9.1(g), the Facility Agent may, at its sole option and at the cost of the

Borrowers, obtain new appraisals in respect of each Vessel from ship brokers of its choosing within one month of the date hereof; and

(iv) Financial Plan. On the Waiver Expiration Date, the Security Parties shall provide to the Facility Agent a financial plan in form, scope and substance satisfactory to the Facility Agent in its sole discretion, which will be the basis of the Facility Agent's credit review of the Guarantor and its Subsidiaries. The Security Parties hereby agree that if the financial position of any Security Party as reflected in the financial plan is not satisfactory to the Facility Agent (such determination to be in the Facility Agent's sole discretion), such event shall constitute an Event of Default.

(b)The parties hereto hereby agree that a default by any Security Party in the performance or observance of any covenant contained in this Waiver and Agreement shall constitute an Event of Default.

7. Expenses. The Security Parties hereby agree to pay to the Facility Agent all reasonable expenses related to this Waiver and Agreement, including any expenses of preparation, negotiation, execution and administration of this Waiver and Agreement and any document or instrument required to be delivered herein, and the reasonable fees and disbursements of the Creditors' counsel (including those of their local Singaporean counsel) in connection herewith.

8. No Other Waiver or Amendment. An other terms and conditions of the Facility Agreement shall remain in full force and effect and the Facility Agreement shall be read and construed as if the terms of this Waiver and Agreement were included therein by way of addition or substitution, as the case may be.

9. Conditions Precedent to the Effectiveness of this Waiver and Agreement. The effectiveness of this Waiver and Agreement shall be expressly subject to the following conditions precedent:
(a)	This Waiver and Agreement. The Borrowers and the Guarantor shall have duly executed and delivered this Waiver and Agreement to the Facility Agent;
(b)

Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Facility Agreement; and

(c)

Other Waivers. The Guarantor shall have secured a waiver under each of the Other ISH Debt Facilities in respect of any potential breach under such facility in form and substance reasonably satisfactory to the Facility Agent.

10. Governing Law. This Waiver and Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

11. Counterparts. This Waiver and Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

12. Headings; Amendment. In this Waiver and Agreement, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Waiver and Agreement. This Waiver and Agreement cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Waiver and Agreement by its duly authorized representative on the day and year first above written.

DRY BULK AMERICAS LTD.,

as Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

DRY BULK AUSTRALIA LTD.,

as Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President – Treasurer

ING BANK N.V., LONDON BRANCH,

as Facility Agent, Security Trustee and Lender

By: /s/ Adam Byrne

Name: Adam Byrne

Title: Managing Director

By: /s/ Rory Hussey

Name: Rory Hussey

Title: Managing Director